EXHIBIT 4.57

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                              DEVELOPMENT AGREEMENT

     This Development Agreement (this "AGREEMENT") is made and entered into as of July _____, 2005 (the "EFFECTIVE DATE") by and between, Tower Semiconductor Ltd, an Israeli company, located at Ramat Gavriel Industrial Area, P.O. Box 619 Migdal Haemek 230105, Israel ("TOWER") and Impinj, Inc., a Delaware corporation, located at 701 N 34th Street, Suite 300 Seattle, WA 98103 ("DEVELOPER").

     A. Developer designs and develops AEON and/or AEFuse products.

     B. TOWER is a dedicated foundry providing high quality manufacturing services for semiconductor companies worldwide.

     C. The parties desire to provide TOWER and Developer customers with the capability to produce semiconductors incorporating Developer Technology at TOWER's foundry.

The parties agree as follows:

1.   DEFINITIONS

     "ACCEPTANCE CRITERIA" means the acceptance criteria for Developer Deliverables and/or Developed Technology listed in a SOW.

     "AEFUSE" means a family of multi-time programmable memory modules and related Technology that is created by Developer using Self Adaptive Silicon, and that is structured by Developer to look similar to a semiconductor fuse architecture with data available at the output after power up without providing an address. AEFuse supports total bit sizes up to 256bits with a single controller and higher bit counts with multiple instantiations.

     "AEON" means a family of multi-time programmable memory modules and related Technology that is created by Developer using Self Adaptive Silicon, and that is structured by Developer to be similar to an EEPROM architecture with row/column addressing. AEON supports various total bit sizes from 64bits to 16kbits with configurable page size, word width, and memory sizes.

     "AFFILIATE" means an entity as to which a party to this Agreement owns or controls, directly or indirectly controls, is under common control with, or is controlled by such party (with "control" meaning ownership of more than fifty percent (50%) of the voting stock of the entity or, in the case of a noncorporate entity, an equivalent interest), but only during such times as such ownership or control exists, and which entity has agreed in writing to be bound to the terms of this agreement. Prior to the exercise of any rights of any TOWER Affiliate under this Agreement, TOWER shall provide written notice to Developer of the name of such TOWER Affiliate.

     "CONFIDENTIAL INFORMATION" means any information disclosed by one party to the other in connection with the performance of this Agreement, including Technology and other information that relates to the disclosing party's products, designs, business plans, business opportunities, finances, research, development, know-how, personnel, or third-party confidential information disclosed to the receiving party by the disclosing party in any form whatsoever (including, but limited to, disclosure made in writing, orally or in the form of samples, models, computer programs or otherwise), and the terms and conditions of this Agreement, provided that such information is at the time of disclosure either designated as "confidential", "proprietary," or similar legend or reasonably should be known to the receiving party to be confidential. Confidential Information does and will not include material that:

     (a) is now or subsequently becomes generally available to the public or is disclosed to third parties without restriction on its use or disclosure;

     (b) the receiving party had rightfully in its possession prior to disclosure by the disclosing party;

     (c) is developed independently by or for the receiving party without the use of any Confidential Information of the disclosing party;

     (d) the receiving party rightfully obtains without restriction from a third party who has the right to transfer or disclose it; or

     (e) is disclosed with the disclosing party's prior written approval for public disclosure.

     "DELIVERABLES" means the deliverables to be provided by one party to the other party pursuant to this Agreement, as set forth in a SOW.

     "DESIGNATED TOWER PROCESS(ES)" means the TOWER Processes and process variants thereof, each as listed in a SOW.

     "DEVELOPED TECHNOLOGY" means the Technology set forth in a given SOW, which Developer is to develop and license in accordance with this Agreement and the applicable SOW.

     "DEVELOPER DELIVERABLES" means the deliverables to be provided by Developer to TOWER pursuant to this Agreement, as set forth in a SOW.

     "DEVELOPER COMPETITOR" means any entity or specific division of a larger entity that, as a material business, licenses to third parties any Technology manufactured using a logic process that is contains, incorporates, utilizes or is derived from nonvolatile memory Technology or that competes with AEON or AEFuse (including without limitation, any one-time programmable solutions). Upon TOWER's written (or email) request, Developer shall provide to TOWER a list of the then-current Developer Competitors. Developer Competitors as of the Effective Date are [***].

     "INTELLECTUAL PROPERTY RIGHTS" means all copyright rights, patent rights (including reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries), trademark rights, trade secret rights, moral rights, rights of publicity, authors' rights, semiconductor mask work rights, contract and licensing rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all applications therefor and registrations, renewals and extensions thereof, regardless of whether such rights arise under the law of the United States or any other state, country, jurisdiction or international treaty.

     "LICENSED PRODUCTS" means integrated circuits manufactured by TOWER or a TOWER Affiliate, whether on a silicon wafer, separated, or packaged, that contain, incorporate, utilize or are derived (directly or indirectly) from Self Adaptive Silicon.

     "MARKS" of a party shall mean the registered or unregistered trademarks, service marks, trade names or logos of such party.

     "MILESTONE PAYMENTS" shall be any payment in any SOW or exhibit thereto identified as a 'Milestone Payment.'

     "PROCESS" means recipes, modules and other semiconductor manufacturing process Technology used to fabricate integrated circuits and other semiconductor devices and products, including variants of such Technology and any improvements, updates or revisions thereto.

     "RESIDUAL INFORMATION" means information that is incidentally retained in the unaided memories of the receiving party's employees who lawfully have had access to the disclosing party`s Confidential Information pursuant to the terms of this Agreement and that employee's specific responsibilities. An employee's memory is unaided if the employee has not intentionally memorized the information for the purpose of retaining and subsequently using or disclosing it, and has not recorded the information.

     "SCHEDULE" means the development schedule set forth in a SOW.

     "SELF ADAPTIVE SILICON" means Developer's p-channel floating gate non-volatile memory cell technology.

     "SPECIFICATION" means the specification for the Developed Technology that is set forth in a SOW.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     "STATEMENT OF WORK (SOW)" means each separate statement of work to be mutually agreed upon by Developer and TOWER as set forth in SECTION 2.1.

     "TECHNOLOGY" means all circuit designs, hardware description language coding, software (including firmware), simulation models, schematics, layout topologies, cells, libraries, data, formulas, designs, software, other original works of authorship, applications, processes, products, know-how, techniques, programs, improvements, test protocols, test structures, characterization and test results, methods and patterns, specifications and other technical information, whether or not patentable or otherwise protectable.

     "TOWER CUSTOMER" means any entity that TOWER identifies as a customer or a potential customer for the integrated circuit fabrication services of TOWER or TOWER Affiliates.

2.   DEVELOPMENT

     2.1 STATEMENTS OF WORK. From time to time during the term and under the terms and conditions of this Agreement, the parties may enter into separate SOW's for the development of Developed Technology by Developer using a Designated TOWER Process. Each Statement of Work shall set forth: (a) the Developed Technology to be developed or customized thereunder, the Specification, the Schedule, the Developer Deliverables, the Designated TOWER Process(es) to be utilized, the TOWER Deliverables, the Acceptance Criteria, the consideration to be paid by TOWER, the payment schedule, development milestones and the parties' respective tasks and responsibilities, including in the design, evaluation, characterization, testing, qualification and debugging of prototypes. An SOW may specify each party's contributions of employee, engineering and design resources, equipment, supplies, capital, Technology and Intellectual Property Rights.

     2.2 PERFORMANCE PER SCHEDULE. Each party agrees to use commercially reasonable efforts to perform its responsibilities as set forth under each applicable SOW and to allocate reasonably sufficient resources to complete and deliver its Deliverables and complete its other tasks in accordance with the relevant Specifications and Schedule set forth in such SOW.

     2.3 DELIVERY AND ACCEPTANCE. Developer shall deliver Developer Deliverables that it in good faith believes meet the Specifications and the applicable Acceptance Criteria. Upon receipt of any Developer Deliverable, TOWER shall have [***] from the date of receipt ("REVIEW PERIOD") in which TOWER may review such Developer Deliverable. Before the end of the Review Period, TOWER shall provide Developer with a written report (which may be delivered by e-mail) that specifies in detail TOWER's feedback on such Developer Deliverable. Within [***] from the date of submission of the report, the parties will discuss the TOWER feedback, and TOWER shall decide whether such Developer Deliverable is to be accepted by TOWER, rejected by TOWER or accepted by TOWER subject to a commitment by Developer to perform post-acceptance corrective measures with respect to such Developer Deliverable. For the purposes of this SECTION 2.3, the corrective action to be taken by Developer as part of a conditional acceptance shall be deemed to be a separate Developer Deliverable with an associated Schedule. TOWER shall only reject such Developer Deliverable if it does not substantially meet the applicable Acceptance Criteria for such Developer Deliverable set forth in the SOW. If TOWER does not send such a review report during the Review Period, the Developer Deliverable shall be deemed accepted. If TOWER sends a report during the Review Period, Developer shall use commercially reasonable efforts to correct any nonconformance(s) specified in the report and to deliver the corrected Developer Deliverable to TOWER. The process set forth in this SECTION 2.3 shall continue until the Developer Deliverable is fully accepted; provided that TOWER or Developer may terminate the applicable SOW [***] if such process is [***] (unless otherwise set forth in a SOW) and the Developer Deliverable has not been accepted by TOWER. Such a termination shall not be deemed a termination for breach.


     2.4 DELIVERY. All deliveries of software or electronic files made pursuant to this Agreement shall be made electronically unless otherwise agreed to by the parties. Each party shall use commercially reasonable efforts to make all Deliverables available electronically, unless it is physically impossible to do so.

     2.5 WATERMARKS. Unless otherwise specified in the relevant SOW, Developer may, in its sole discretion, incorporate watermarks in the Developed Technology it provides to TOWER Customers to uniquely identify such Developed Technology, provided that such watermarks shall not interfere with the performance of any Developed Technology. TOWER shall provide Developer any information that is required to write watermarks compatible with the Designated TOWER Process(es).

3.   LICENSE GRANTS

     3.1 LICENSE TO TOWER. Subject to the terms and conditions of this Agreement, Developer grants to TOWER and TOWER's Affiliates, under Developer's Intellectual Property Rights in and to the Developed Technology (including, without limitation, in Self Adaptive Silicon, AEFuse and AEON as embodied therein), a personal, worldwide, non-exclusive, non-assignable (except as otherwise provided in SECTION 14.6), non-sublicensable, non-transferable (except as otherwise provided in SECTION 14.6) license solely to make Licensed Products using the Designated TOWER Process(es) for TOWER Customers that have licensed from Developer the right to have made Licensed Products at TOWER. The parties acknowledge and agree that the licenses set forth above shall not be read to grant to TOWER any license to any portion of the Licensed Products other than that portion implementing the Developer Technology.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     3.2 LICENSE TO THIRD PARTIES. Upon TOWER's request, Developer agrees to license the Developed Technology (or derivatives thereof developed under this Agreement) to TOWER Customers (and any third party design services companies providing design services to TOWER Customers) pursuant to the specific terms and conditions set forth in an Exhibit to an SOW (if any), and, to the extent not inconsistent with such specific terms and conditions (if any), under terms and conditions mutually agreeable to Developer and the third-party licensee; provided, however, that Developer shall not be required to (a) license the Developed Technology or derivatives thereof that have been designed to be manufactured on the Designated TOWER Process(es) to any TOWER Customer that is also a Developer Competitor, or (b) offer for license any derivatives of the Developed Technology that have been designed to be manufactured on the Designated TOWER Process(es) which Developer is contractually prohibited from offering generally or which Developer, [***]. To the extent that Developer and any such third-party licensee agree that such third-party licensee's royalties to Developer for the Developed Technology are based on [***] agrees to permit such third-party licensee to disclose [***] under confidentiality obligations similar to those set forth herein. Developer agrees to provide terms and conditions to TOWER Customers (other than a Developer Competitor) that are, [***] Developer shall, within a reasonable period after licensing Developed Technology to a TOWER Customer, notify TOWER in writing of the names of TOWER Customers who have licensed Developed Technology from Developer and the specific Developed Technology so licensed and shall obtain such TOWER Customer's consent for the reporting specified in SECTION 5.4. Developer acknowledges and agrees that TOWER Customers that have licensed the Developed Technology (or derivatives thereof developed under this Agreement) from Developer shall have the right to engage TOWER as a design services company to provide design and development services for Licensed Products on behalf of Tower Customers subject to the terms and conditions of the license agreements between Developer and Tower Customers.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     3.3 LICENSE TO DEVELOPED TECHNOLOGY AND CUSTOMER SUPPORT. Subject to the terms and conditions of this Agreement, Developer hereby grants TOWER a non-transferable, nonexclusive license to use, reproduce and prepare derivative works of the Deposit Materials (as defined in SECTION 13.1) during the term of this Agreement, and following its termination in the event of a Release Event (as defined in SECTION 13.3), solely as necessary for TOWER to support existing TOWER Customers that have already licensed the applicable Developed Technology from Developer (provided, such existing TOWER Customers pay all applicable license fees and royalties to Developer) and to deliver to new TOWER Customers the applicable Developed Technology (provided, such new TOWER Customers have agreed in writing to Developer's then-current terms and conditions and pay all applicable license fees and royalties to Developer). TOWER acknowledges that it shall have no right to access the Deposit Materials until the occurrence of a Release Event.

     3.4 TOWER DELIVERABLES. Subject to the terms and conditions of this Agreement, TOWER grants to Developer, under TOWER's Intellectual Property Rights in and to the TOWER Deliverables, a personal, worldwide, non-exclusive, non-assignable (except as otherwise provided in SECTION 14.6), non-sublicenseable, non-transferable (except as otherwise provided in SECTION 14.6) license to use the TOWER Deliverables solely for the purposes of developing, customizing and/or porting the Developed Technology to the Designated TOWER Process(es), developing derivatives of the Developed Technology solely to deliver to TOWER and TOWER Affiliates and license to TOWER Customers, and providing such Developed Technology (and the derivatives thereof) and support for such Developed Technology to TOWER, TOWER Affiliates and TOWER Customers (and, upon TOWER prior written consent and under NDA, any third party design services companies providing design services to TOWER Customers). No other license or right in the TOWER Deliverables is granted to Developer.

     3.5 LICENSE GRANT RESTRICTIONS. Neither TOWER nor any TOWER Affiliates shall use the Developed Technology or Developer Deliverables for any purpose other than to promote, market, and distribute the Licensed Products manufactured at TOWER and TOWER Affiliates using the Designated TOWER Processes. In addition, except as otherwise expressly permitted and required under SECTION 3.3, TOWER and TOWER Affiliates shall not: (a) reverse engineer or otherwise attempt to gain access to logic, structure or design of any Developer Deliverable or Developed Technology except in the ordinary course of failure analysis, quality assurance, and other services incidental to and for the purpose of providing foundry services; (b) except with the prior written approval of Developer, modify or create derivative works of any Developer Deliverable or Developed Technology except as reasonably required for incorporating the Developer Deliverables without modification into Licensed Products as designed by TOWER Customers (or as designed by TOWER as part of design services performed by TOWER for such TOWER Customers) that have licensed the applicable Developed Technology from Developer and as provided to TOWER; (c) use or otherwise exploit any Developer Deliverable or Developed Technology, or any derivative work thereof, in whole or in part, except as expressly provided in this SECTION 3; (d) remove, alter, cover or obfuscate any mask work notices, watermarks or proprietary rights notices placed or embedded by Developer on or in any Developer Deliverable or Developed Technology, provided the same do not interfere with the functionality of Developer Deliverables or Developed Technology; or (e) cause or authorize any third party to do any of the foregoing.

     3.6 RESERVATION OF RIGHTS. Either party reserves all rights not expressly granted in this Agreement, and no licenses are granted by either party to the other party under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.

4.   SUPPORT

     4.1 TOWER. Subject to payment by TOWER to Developer of the applicable maintenance and support fees, as set forth in an Exhibit to a SOW, Developer will provide the following maintenance and support services to TOWER and TOWER Affiliates during [***]beginning upon the expiration of the Warranty Period set forth in SECTION 8.2 for the first SOW entered into by the parties: (a) use commercially reasonable efforts to promptly deliver corrections of any failures by the Developed Technology to meet the applicable Specifications that are not attributable to changes in the Designated Tower Process for such Developed Technology; (b) with notice of improvements, modifications or enhancements to any Developed Technology (or derivative thereof developed pursuant to this Agreement) developed by Developer on a regular basis on and after the completion of the qualification of such Developed Technology; (c) a reasonable amount of telephone and email technical support for any Developed Technology to help resolve yield, quality, and other issues, similar in scope and quality to the technical support that Developer generally provides to its other foundries; and
(d) quarterly update meetings regarding any Developed Technology to discuss yield, quality and other issues as mutually agreed.

     4.2 TOWER CUSTOMERS. During the term of this Agreement, Developer will offer support services to TOWER Customers pursuant to terms and conditions mutually agreeable to Developer and such TOWER Customers. Developer shall offer such support [***].

5.   CONSIDERATION

     5.1 PAYMENTS. The consideration to be paid by TOWER for the development of a Developed Technology by Developer under a SOW shall be set forth in an exhibit to such SOW.

     5.2 PAYMENT TERMS. All payments shall be made sixty (60) days after receipt by TOWER of an invoice generated after the applicable payment event unless otherwise set forth in the applicable SOW or exhibits thereto. All monetary amounts set forth in this Agreement refer to U.S. dollars. All payments due under this Agreement shall be made by check or bank wire transfer in immediately available funds to an account designated by Developer.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     5.3 TAXES. All amounts payable to Developer under SECTION 5.1 of this Agreement are exclusive of sales, or value added taxes imposed by the State of Israel but inclusive of any withholding taxes and all other taxes, levies, or duties of any kind which may be imposed in any jurisdiction with respect to transactions executed pursuant to this Agreement. Without limiting the generality of the sentence immediately above, in the event that TOWER is required to withhold tax at source from any amount payable to Developer, TOWER will remit the amount of such withholding tax to the appropriate tax authorities and the payment that the Developer shall be entitled to receive will be reduced by the amount so withheld. TOWER shall, upon request, furnish to Developer evidence of amounts withheld and paid to any tax authorities. If requested, TOWER shall make commercially reasonable efforts to assist Developer in making a claim for a reduced rate of withholding tax.. The parties agree to commercially reasonable efforts to cooperate to reduce the tax burden on each party.

     5.4 ROYALTY REPORTS. TOWER and TOWER Affiliates agree to make, and to maintain until [***] after the last payment under this Agreement is due and paid, complete books, records and accounts with respect to the number and types of wafers containing Licensed Products manufactured by TOWER and TOWER Affiliates on a customer-by-customer basis. Developer acknowledges that (a) TOWER's only current source of information concerning whether a particular TOWER customer product is a Licensed Product (i.e., contains Developed Technology) is the TOWER customer's own reporting on such usage (whether directly to TOWER or through Developer); and (b) any Confidential Information regarding third parties (including TOWER customers) will only be disclosed to Developer as part of a periodic report or during an audit to the extent the prior written consent of such third party to such disclosure has been obtained. Developer shall have the right to audit such books and records for purposes of verification of such reports. Any such audit shall be conducted at Developer's expense by independent internationally recognized auditors selected by TOWER and approved by Developer, which approval shall not be unreasonably withheld or denied. The audit shall take place only during normal business hours, and TOWER shall cooperate fully with Developer or its representatives in any such audit. Upon Developer's request, within sixty (60) days after the end of each calendar quarter, TOWER shall provide Developer with a report of the number of wafers containing Licensed Products manufactured at TOWER on a customer-by-customer basis and any other information reasonably agreed by the parties as required by Developer for calculation of royalties due to Developer by TOWER Customers.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

6.   PRESS RELEASES AND MARKETING

     6.1 PRESS RELEASES. Upon mutual consent, TOWER and Developer may issue a joint press release disclosing the nature of their relationship (but not the terms and conditions of this Agreement); provided, however, the parties agree to issue a joint press release within thirty (30) days of the date the Developed Technology in each SOW is qualified by the parties, or if such date would fall within a TOWER news blackout period mandated by law or regulation, the first date thereafter not falling within such a news blackout period. The parties shall issue no separate public announcements or press releases concerning this relationship until after the date of the joint press release. TOWER and Developer each have the right to separately and jointly market this relationship to their mutual and respective customers, the scope and intensity of such marketing to be determined by each party in its sole discretion. Nothing in this Agreement shall be interpreted as creating an exclusive marketing or other relationship between the parties. TOWER and Developer each shall bear their own costs for any marketing activities, sole or joint.

     6.2 USE OF MARKS. Subject to the terms and conditions of this Agreement, each party (as a licensor party) grants to the other party (as a licensee party) the right during the term of this Agreement to use its Marks on documentation and materials associated with promoting the Developed Technology and TOWER's foundry services ("MARKETING MATERIALS"). All use of such Marks shall be in conformance with such written trademark usage guidelines as licensor party from time to time may provide licensee party. Upon licensor party's request, licensee party will provide licensor party with copies and samples of any materials bearing the licensor party's Marks that are distributed to any third parties, and will promptly remedy any failure of such materials to conform with such reasonable written trademark usage guidelines that are provided to licensee party by licensor party. Any other use of a licensor party's Marks shall be subject to the licensor party's prior written consent. Nothing herein shall grant to licensee party's any right, title or interest in licensor party's Marks and all use of the Marks shall inure solely to the benefit of licensor party.

     6.3 RESTRICTIONS. Each party (as a licensee party) will not, and will ensure that its Affiliates will not, at any time, directly or indirectly, register in any country the Marks of the other party (as a licensor party) or any name or mark substantially similar, confusingly similar or identical thereto, or challenge the validity of the Marks of the other party. Upon termination of this Agreement, the licensee party shall cease and desist from use of licensor party's Marks in any manner.

7.   PROPRIETARY OWNERSHIP RIGHTS AND LICENSE

     7.1 OWNERSHIP BY DEVELOPER. Except for the rights and licenses expressly granted to TOWER in this Agreement, and as between Developer and TOWER, Developer hereby reserves and retains all right, title and interest (including, without limitation, all Intellectual Property Rights) in and to: (a) the Developer Marks, (b) the Developed Technology and Developer Deliverables (subject to TOWER's rights in any underlying TOWER Deliverables, TOWER Confidential Information, and the Technology owned by Tower under Sub-Section 7.2(c) below), (c) any improvement, modification or enhancement to the Developed Technology or Developer Deliverables [***] and (d) the Confidential Information of Developer.

     7.2 OWNERSHIP BY TOWER. Except for the rights and licenses expressly granted to Developer in this Agreement, and as between Developer and TOWER, TOWER hereby reserves and retains all right, title and interest (including, without limitation, all Intellectual Property Rights) in and to: (a) the TOWER Marks, (b) the TOWER Deliverables, (c) any improvement, modification or enhancement to the TOWER Deliverables: [***] and (d) the Confidential Information of TOWER.

     7.3 LICENSE TO TOWER. To the extent Tower creates or suggests any improvement, modification or enhancement to the Developed Technology or Developer Deliverables that [***] (each a "NON SELF ADAPTIVE SILICON IMPROVEMENT"), Developer hereby grants to TOWER, under Developer's Intellectual Property Rights in and to each such Non Self Adaptive Silicon Improvement, a perpetual, irrevocable, worldwide, [***], non-exclusive, non-transferable (except in connection with an assignment by TOWER as described in SECTION 14.6) license to use, reproduce, create derivative works of, distribute, make, have made, sell and offer to sell and import products and services based on or incorporating such Non Self Adaptive Silicon Improvements. For purposes of clarification, the foregoing license does not include any license rights to Developer's pre-existing Intellectual Property Rights.

     7.4 FURTHER ACTIONS. Each party shall, without demanding any further consideration therefor, at the request and expense of the other party take all reasonably necessary actions and execute all reasonably necessary documents as requested by the other party, in order to effect the intent of this SECTION 7.

8.   REPRESENTATIONS AND WARRANTIES

     8.1 NONINFRINGEMENT. Developer represents, warrants and covenants that, to Developer's knowledge, the Developer Deliverables and Developed Technology as provided by Developer to TOWER will not infringe any third party Intellectual Property Rights. Developer represents and warrants it has all the rights and licenses necessary to provide the Developer Deliverables and Developed Technology to TOWER pursuant to this Agreement and to grant the licenses granted in this Agreement. TOWER represents, warrants and covenants that, to TOWER's knowledge, the TOWER Deliverables provided by TOWER to Developer will not infringe any third party Intellectual Property Rights. TOWER represents and warrants it has all the rights and licenses necessary to provide the TOWER Deliverables to Developer pursuant to this Agreement and to grant the licenses granted in this Agreement.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     8.2 LIMITED WARRANTY. For each item of Developed Technology, Developer warrants that beginning upon Tower's acceptance of each Developer Deliverable, to be provided under the SOW covering that Developed Technology and for a period [***] from the date of TOWER's acceptance of the final Developer Deliverable to be provided under such SOW ("WARRANTY PERIOD") that such Developed Technology (and, where applicable, each Developer Deliverable), as delivered, will substantially conform to the Specifications; provided, that TOWER has paid all applicable payments for such Developed Technology (and, where applicable, each Developer Deliverable) on or prior to the applicable due date(s). In the event of nonconformance of the Developed Technology with the above limited warranty, TOWER shall provide Developer with all available information in written or electronic form to aid Developer in the reproduction of the error. In the event of a breach of the warranty above, Developer shall, at its sole expense and as its sole obligation for such breach: (a) correct the Developed Technology within a commercially reasonable period so that it conforms with the Specifications,
(b) promptly provide TOWER with a replacement for the defective Developed Technology which replacement meets the Specifications, or (c) if neither (a) nor
(b) is available upon commercially reasonable terms, refund the amount paid by TOWER to Developer for the defective Developed Technology, and terminate the license for such Developed Technology, subject to SECTIONS 12.4(B). The warranty set forth above shall not apply to Developed Technology that: (x) has been damaged as a result of misuse, neglect, or accident; (y) has been installed improperly, wired improperly or repaired, modified or altered by anyone other than Developer; or (z) has been manufactured on any semiconductor manufacturing Process other than the exact Process and in same fabrication facility for which such Developed Technology was developed.

     8.3 AUTHORITY. Each party represents and warrants that it possesses the right and capacity to enter into this Agreement.

     8.4 WARRANTY DISCLAIMERS. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND (EXPRESSED, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO ITS MARKS, INTELLECTUAL PROPERTY RIGHTS, DELIVERABLES OR TECHNOLOGY OR ANY ELEMENT OF THE FOREGOING OTHER THAN AS EXPLICITLY SET FORTH IN SECTION 8 OF THIS AGREEMENT. THE PARTIES EXPRESSLY DISCLAIM ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, WHETHER ARISING IN LAW, CUSTOM, CONDUCT OR OTHERWISE, AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION.

     8.5 NO REPRESENTATIONS OR WARRANTIES. TOWER shall not make any representations or warranties regarding the Developer Deliverables or Developed Technology unless otherwise authorized under this Agreement. Developer shall not make any representations or warranties regarding the TOWER Deliverables unless otherwise authorized under this Agreement.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

9.   INDEMNIFICATION

     9.1 BY DEVELOPER. Developer will defend and/or settle any third party claim or action against TOWER and its Affiliates ("INDEMNIFIED PARTIES"), and hold the Indemnified Parties harmless from and against any and all damages, judgments, claims and expenses to the extent arising out of a claim by a third party that the Developer Deliverables or Developed Technology as used within the scope of this Agreement infringe or violate any [***] of a third party. TOWER agrees that Developer shall be released from the foregoing obligation unless the Indemnified Party provides Developer: (a) prompt written notification of the claim or action; (b) sole control and authority over the defense and settlement thereof; and (c) all reasonably available information, assistance and authority to settle and/or defend any such claim or action.

     9.2 LIMITED REMEDIES. If any Developer Deliverable or Developed Technology becomes, or in Developer's opinion may become, the subject of an infringement action or claim, Developer may in its sole option: (a) procure, at no cost to TOWER, the right to continue using, the Developer Deliverable or Developed Technology; (b) replace or modify the Developer Deliverable to render it non-infringing, provided that there is no material loss of functionality and Developer performs without charge to the Indemnified Party, or fully reimburses the Indemnified Party costs associated with, all re-qualification, re-characterization or other work required as a result of such changes that Developer performed on the allegedly infringing Developer Deliverable or Developed Technology; or (c) if neither (a) or (b) are commercially feasible, terminate the license for that Developer Deliverable or Developed Technology and refund the unamortized portion of fees (including any support and maintenance amounts) paid by TOWER with respect to such Developer Deliverable and associated Developed Technology, provided that such termination shall not be effective until TOWER and TOWER Affiliates have had a commercially reasonable period of time to fulfill any outstanding binding orders to TOWER Customers to manufacture and deliver Licensed Products containing such Developer Deliverable and/or Developed Technology (which orders, such TOWER Customers have not requested to cancel), or to find a replacement therefor which is satisfactory to such TOWER Customers.

     9.3 EXCEPTIONS. Developer will have no liability under this SECTION 9 for any claim or action where such claim or action would have been avoided but for:
(a) modifications of the Developer Deliverable, Developed Technology or portions thereof, made other than by or for Developer, (b) use of the TOWER manufacturing Process to manufacture the Developer Deliverable or Developed Technology; (c) use of the Developer Deliverable or Developed Technology outside the scope of the licenses hereunder or in combination with other hardware, software or other technology not provided by Developer; or (d) arising out of the TOWER Deliverables.

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     9.4 BY TOWER. TOWER will defend and/or settle any third party claim or action against Developer, and hold the Developer harmless from and against any and all damages, judgments, claims and expenses to the extent arising out of a third party claim that the TOWER Deliverables as used within the scope of this Agreement infringe or violate any [***] of a third party. Developer agrees that TOWER shall be released from the foregoing obligation unless the Developer provides TOWER: (a) prompt written notification of the claim or action; (b) sole control and authority over the defense and settlement thereof; and (c) all reasonably available information, assistance and authority to settle and/or defend any such claim or action.

     9.5 LIMITED REMEDIES. If any TOWER Deliverable becomes, or in TOWER's opinion may become, the subject of an infringement action or claim, TOWER may in its sole option: (a) procure, at no cost to Developer, the right to continue using, the TOWER Deliverable; (b) replace or modify the TOWER Deliverable to render it non-infringing, provided that there is no material loss of functionality and TOWER performs without charge for the Developer or fully reimburse Developer costs associated with all re-qualification, re-characterization or other work required as a result of such changes that TOWER performed on the allegedly infringing TOWER Deliverable; or (c) if neither
(a) or (b) are commercially feasible, terminate the license for that TOWER Deliverable.

     9.6 EXCEPTIONS. TOWER will have no liability under this SECTION 9 for any claim or action where such claim or action would have been avoided but for: (a) modifications of the TOWER Deliverable, or portions thereof, made other than by or for TOWER; (b) use of the TOWER Deliverables outside the scope of the licenses hereunder or in combination with other hardware, software or other technology not provided by TOWER; or (c) arising out of the Developer Deliverables or Developed Technology (excluding the portion attributable to the TOWER Deliverables).

     9.7 DISCLAIMER. THE FOREGOING PROVISIONS OF THIS SECTION 9 STATE THE ENTIRE LIABILITY AND OBLIGATION (EXPRESS, STATUTORY, IMPLIED OR OTHERWISE) OF EACH PARTY, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR CLAIMS THEREOF.

10.  LIMITATION OF LIABILITY

     10.1 EXCEPT FOR THE SPECIFIC LIABILITIES DESCRIBED IN SECTION 10.3 BELOW, UNDER NO CIRCUMSTANCES, SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE USE OF THE DEVELOPER DELIVERABLES, DEVELOPED TECHNOLOGY OR TOWER DELIVERABLES, HOWEVER CAUSED, (WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE); OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES,

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     10.2 EXCEPT FOR THE SPECIFIC LIABILITIES DESCRIBED IN SECTION 10.3 BELOW, EACH PARTY'S TOTAL LIABILITY ARISING OUT OF ANY SOW SHALL NOT EXCEED THE GREATER OF (A) THE TOTAL AMOUNTS PAID AND PAYABLE TO DEVELOPER PURSUANT TO SECTION 5 FOR SUCH SOW AND (B) [***] IF TOWER HAS NOT PAID DEVELOPER ANY MILESTONE PAYMENT UNDER SUCH SOW, [***] IF TOWER HAS PAID DEVELOPER ONE (1) MILESTONE PAYMENT UNDER SUCH SOW, [***] IF TOWER HAS PAID DEVELOPER TWO (2) MILESTONE PAYMENTS UNDER SUCH SOW, [***] IF TOWER HAS PAID DEVELOPER THREE (3) MILESTONE PAYMENTS UNDER SUCH SOW, AND [***] IF TOWER HAS PAID DEVELOPER FOUR (4) OR MORE MILESTONE PAYMENTS UNDER SUCH SOW.

     10.3 IN THE CASE OF [***], EACH PARTY'S TOTAL LIABILITY SHALL NOT EXCEED [***], WHICH FIGURE MAY INCLUDED CONSEQUENTIAL AND INDIRECT DAMAGES.

     10.4 THE LIMITATIONS ON EITHER PARTY'S LIABILITY SET FORTH IN THIS SECTION 10 SHALL APPLY NOTWITHSTANDING THE SUCCESS OR EFFECTIVENESS OF OTHER REMEDIES. FOR PURPOSES OF CLARIFICATION, THE LIMITATIONS IN THIS SECTION 10 SHALL NOT APPLY TO ANY INFRINGEMENT OR MISAPPROPRIATION BY ONE PARTY OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS.

11.  CONFIDENTIALITY

     11.1 DUTY TO MAINTAIN CONFIDENTIALITY. Each party agrees to accept Confidential Information from the other party solely for use in connection with performance of its obligations and exercise of its express rights granted under this Agreement and that for a period of five (5) years from the date of disclosure it will hold in strict confidence and not disclose, publish, or disseminate such Confidential Information, to the extent it is not Residual Information, to anyone other than those of its employees and subcontractors with a need to know and have executed appropriate confidentiality agreements, nor use Confidential Information for its own or any third party's benefit, without the prior written approval of an authorized representative of originating party. The receiving party will protect Confidential Information of the disclosing party from disclosure, publication, dissemination and unauthorized use with the same degree of care the receiving party uses to protect its own confidential and proprietary information of similar nature, but in no event less than a reasonable degree of care.

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     11.2 EXCEPTIONS. The receiving party may disclose Confidential Information if required by operation of law or any tribunal of competent jurisdiction, provided that it will take reasonable steps to first give the originating party sufficient prior notice to contest the order to disclose, and must cooperate with the originating party in any efforts by the originating party to obtain a protective order or other confidential treatment. The parties shall have the right to disclose the terms of this Agreement to attorneys, government agencies, financial advisors and potential investors and acquirers (of the party or the party's relevant foundry, division, or product line), subject to reasonable confidentiality provisions.

     11.3 RESIDUALS; NO LICENSES. The parties acknowledge that exposure to Confidential Information necessarily will mean that personnel of a receiving party will learn and may retain Residual Information. This Agreement shall not restrict use of Residual Information by employees of a receiving party; provided, however, that nothing in this SECTION 11 shall be deemed to grant any rights under disclosing party Intellectual Property Rights to the receiving party or their personnel in excess of those license rights expressly granted under SECTION 3 above. All Confidential Information remains the property of the disclosing party, unless otherwise conveyed under the terms of the Agreement and any license under Intellectual Property Rights must be express and in writing signed by both parties.

     11.4 INJUNCTIVE RELIEF. The parties acknowledge that any breach or threatened breach of the obligations of confidentiality contained in this
SECTION 11 may cause substantial harm to the non-breaching party that may not be reasonably or adequately compensated with monetary damages. Accordingly, in addition to any other available remedies, the parties recognize each party's right to seek injunctive relief in connection with such breach or threatened breach.

12.  TERM AND TERMINATION

     12.1 TERM. This Agreement will be in effect for [***] term commencing on the Effective Date unless earlier terminated in accordance with the terms of this Agreement. Unless terminated earlier, this Agreement will renew automatically for additional one (1) year terms unless either party delivers to the other party written notice of its intention not to renew at least thirty
(30) days prior to the end of the initial or any renewal term.

     12.2 TERMINATION FOR CAUSE.

          (a) Either party may terminate upon written notice this Agreement or any SOW hereunder if: the other party breaches any material provision of this Agreement or any SOW and fails to remedy such breach within [***] after receipt of the non-breaching party's written notice of such breach.

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

          (b) Either party may terminate upon written notice this Agreement if:

               (i) the other party dissolves, becomes adjudged insolvent or makes a general assignment for the benefit of its creditors;

               (ii) a voluntary or involuntary petition or proceeding is commenced by or against the other party under the Federal Bankruptcy Act or any other statute of any state or country relating to insolvency or the protection of the rights of creditors, or any other insolvency or bankruptcy proceeding or other similar proceeding for the settlement of the other party's debt is instituted, and such petition or proceeding, if involuntary, is not dismissed within sixty
          (60) days of commencement; or

               (iii) a receiver of all or substantially all of the property of the other party is appointed.

     12.3 Either party may terminate this Agreement pursuant to SECTION 2 above or SECTION 14.10 below.

     12.4 EFFECT OF TERMINATION. Termination or expiration of this Agreement shall terminate all Statements of Work then in effect (but not any payment obligations accrued prior to termination), but the termination of a Statement of Work shall not affect this Agreement or other Statements of Work then in effect.

     (a) Upon TOWER's termination of this Agreement or any SOW for Developer's default, the licenses granted TOWER and TOWER Affiliates under SECTION 3 of this Agreement with respect to each item Developed Technology accepted by TOWER under this Agreement or the terminated SOW (as the case may be) will survive such termination until the expiration of the then-current term of this Agreement, subject to TOWER's full payment of all applicable amounts due for the acceptance of such Developed Technology and TOWER's compliance with the applicable terms and conditions of this Agreement. Upon the expiration of the then-current term of this Agreement the rights of TOWER and TOWER Affiliates in such Developed Technology shall be governed by SECTIONS 12.4(B) and 12.5.

     (b) Upon any expiration or termination of this Agreement or any specific Statement of Work other than TOWER's termination of this Agreement for Developer's default, all rights and licenses granted to TOWER and TOWER Affiliates under this Agreement for the Developed Technology provided under the terminated Agreement or SOW (as the case may be), and TOWER and TOWER Affiliates shall cease to design, develop, modify, translate, manufacture or use any such Developer Deliverables or Developed Technology, provided, however, that the rights and licenses granted to TOWER and TOWER Affiliates to manufacture Licensed Products that are then in production or design-in by TOWER Customers and that incorporate such Developer Deliverables or Developed Technology which have been licensed by such TOWER Customers from Impinj (collectively, the "EXISTING PRODUCTS") shall continue subject to TOWER's and TOWER Affiliates' compliance with all applicable terms and conditions of this Agreement, including without limitation, SECTION 3.5;

     (c) Upon any expiration or termination of this Agreement or any specific Statement of Work:

          (i) TOWER shall pay according to the terms of this Agreement any amounts due to Developer and relating to any terminated SOW outstanding at the time of such termination. Within thirty (30) days of termination, Developer shall invoice TOWER for any SOW milestones or other invoiceable SOW events that occurred prior to such termination, and TOWER shall pay such invoices according to the terms of this Agreement;

          (ii) all rights and licenses granted to Developer will terminate, except that the rights and licenses granted to Developer to support and provide maintenance for Existing Products; provided, that Developer complies with all applicable terms and conditions of this Agreement; and

          (iii) Upon request by the other party, each party shall return or destroy within 30 days, at the other party's option, all Confidential Information it received from the other party relating to any terminated Statement of Work, and in the case of termination of the Agreement, all Confidential Information of the other party; provided however that in either case, each party shall be entitled to retain sufficient copies of those elements of the other party's Confidential Information as are reasonably necessary to exercise those of its rights which may survive under this SECTION 12.4 and SECTION 12.5.

     12.5 SURVIVAL. SECTIONS 1, 3.5, 3.6, 5.4, 6.3, 7, 8, 9, 10, 11, 12 and 14
and all unpaid but accrued obligations will survive any expiration or termination of this Agreement. Notwithstanding the foregoing, the termination of this Agreement will not relieve the parties of any liability or obligation that accrued prior to such termination.

13.  [***]

     13.1 [***]. "[***]" shall mean one copy of the any [***] listed in a [***] as [***] to be [***]..

     13.2 [***]. Developer shall [***]with [***] pursuant to a mutually-agreed [***] consistent with this SECTION [***].

     13.3 UPDATES. Developer shall update the [***] within a reasonable period (not to exceed forty-five (45) days) of any update to the [***] generally provided to [***].

     13.4 [***]. A "[***]" is defined as the occurrence of either of the following during the term of this Agreement: (a) [***]by [***] to either [***]as required under this Agreement or [***] under a valid [***] agreement [***] or
(b) [***]as required under this Agreement; provided, that: (w) if the [***]is a failure [***] pursuant to [***] (x) at such time, [***] has [***] all [***]this Agreement [***] (y) [***]of each such [***]with [***] and (z) [***]within [***]of the date TOWER [***].

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     13.5 [***] PROCEDURE. If [***]. believes in good faith that [***].has occurred, [***]. may [***]. (the "NOTICE") to [***]. and to [***]. requesting [***]. and [***]. that [***]. If [***]. desires [***].,[***]. shall, [***].after receipt thereof, deliver to [***].that in [***]. view no [***]. (the "[***]."). If [***]., at the end of such [***]. period, does not receive [***]., then [***].shall deliver a [***].to [***]..

     13.6 CONFIDENTIALITY. The [***] shall be deemed Confidential Information of [***]. [***] shall use its best efforts to prevent, prosecute and enjoin and actual or threatened unauthorized copying, use or disclosure of the [***].

     13.7 TERMINATION. Upon the earlier of (i) termination of this Agreement, other than termination for cause by [***] which is accompanied with a [***], and
(ii) the date the then-current term of this Agreement would have expired but for [***] termination of this Agreement for cause, all rights and licenses granted pursuant to this SECTION 13 and SECTION 3.3 shall terminate, and [***] shall promptly return the [***] and all copies thereof, whether in whole or in part, to [***].

14.  GENERAL

     14.1 COMPLETE AGREEMENT This Agreement (including the attached exhibits) contains all material and essential terms of a binding agreement between the parties with respect to the stated subject matter. This Agreement is the entire agreement between the parties with respect to the stated subject matter; they supersede all prior understandings and agreements with respect to these matters, and there are no prior representations, warranties or other agreements relating thereto. This Agreement may not be modified, except in writing signed by duly authorized officer of each party. Without limiting the foregoing, the parties anticipate negotiating additional detailed agreements concerning the matters involved, and commit to cooperate in good faith with respect to such agreements.

     14.2 EXPORT CONTROLS. Each party will comply with all applicable export control laws, and shall not export (or, knowingly, directly or indirectly effect any transfer of) any material (including Confidential Information of the other party identified as subject to export control rules) in violation of such export control laws.

     14.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, U.S.A. without regard to the conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for International Sales of Goods.

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     14.4 ESCALATION. Any dispute or disagreement shall first be resolved on a confidential, expedited basis by escalation in management to senior officers of both parties in Santa Clara County, California (the "NEUTRAL LOCATION") and failing such resolution within thirty (30) days of the date of dispute or disagreement, then through conciliation and mediation before a qualified neutral mediator appointed by the parties jointly or failing such joint appointment, then as appointed by the American Arbitration Association.

     14.5 VENUE. Any controversy, disputes or claims arising out of and/or relating to this Agreement which cannot be resolved by negotiation or mediation as set forth in SECTION Y14.4 above within thirty (30) days (unless a longer period is otherwise agreed upon), shall be commenced solely in the federal or state courts sitting in the Northern District of California. Each Party irrevocably agrees to submit to the personal jurisdiction of such courts and irrevocably waives objection to such venue. In any such dispute, the parties expressly waive any right they may have to a jury trial and agree that any such dispute shall be tried solely by a judge without a jury.

     14.6 ASSIGNMENT. Neither party may assign any rights or obligations under this Agreement without the other party's prior written consent; any prior assignment made without the requisite consent shall be null and void. Notwithstanding the foregoing, each party shall have the right to assign this Agreement to any successor to substantially all its business or assets to which this Agreement relates, whether by merger, sale of assets, sale of stock, reorganization or otherwise, and this Agreement may be pledged by Tower for the benefit of Bank Hapoalim B.M. and Bank Leumi Le-Israel B.M. (collectively, the "Banks") to secure debt financing made available to Tower in connection with the construction of Tower's new wafer fab; provided, however, that any assignment to such banks pursuant to such pledge will be made only in connection with an assignment of substantially all of the business or assets to which this Agreement relates. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the successors and the permitted assigns of the respective parties hereto.

     14.7 INDEPENDENT CONTRACTORS. The parties are and shall remain independent contractors and nothing in this Agreement shall be interpreted as a joint venture, partnership, franchise, employment, or other form of agreement other than the development, licensing, marketing and royalty obligations agreed to by and between independent contractors as set forth in the foregoing and in any supplement or amendment.

     14.8 NOTICES. All notices, payments, reports and other communications required or permitted hereunder shall be in writing and shall be emailed, mailed by first class, registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger (including express mail courier services) or by facsimile, addressed to the addresses first set forth above or at such other address furnished with a notice in manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered. Notices shall be addressed as follows:

         If to TOWER:
                           Tower Semiconductor Ltd.
                           Ramat Gavriel Industrial Area
                           P.O. Box 619
                           Migdal Haemek, Israel, 23105
                           Attn: President

         If to Developer:
                           Impinj, Inc.
                           501 N. 34th Street, Suite 100,
                           Seattle, Washington 98103
                           Attn: President

     14.9 PARTIAL INVALIDITY. If any paragraph, provision, or clause thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision that most nearly reflects the parties' intent in entering into this Agreement.


     14.10 FORCE MAJEURE. No party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement (other than payment of money) if such delay or failure is caused, in whole or in part, by embargoes, floods, acts of civil or military authority, acts of nature, riots, acts of war, fires, floods, hurricanes and explosions, or any similar cause beyond the control of a party (each, a "FORCE MAJEURE"). The time for performance will be extended for a period equal to the duration of the delay caused by the Force Majeure, but in no event longer [***]. If, as a result of a Force Majeure, a party is unable to resume performance within such [***], the other party will have the right to terminate this Agreement.

     14.11 PRESUMPTIONS. In construing the terms of this Agreement, no presumption shall operate in either party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

     14.12 WAIVER. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

     14.13 CUMULATIVE REMEDIES. The remedies under this Agreement shall be cumulative and not alternative and the election of one remedy for a breach shall not preclude pursuit of other remedies unless as expressly provided in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Development Agreement by their duly authorized representatives.

"DEVELOPER":                                            IMPINJ, INC.

                                                        By: __________________
                                                        Name: ________________
                                                        Title: _______________


"TOWER":                                                TOWER SEMICONDUCTOR LTD.


                                                        By: __________________
                                                        Name: ________________
                                                        Title: _______________